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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             Master Graphics, Inc.
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            (Exact name of registrant as specified in its charter)


              Tennessee                                  62-1694322
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(State of Incorporation or Organization)    (I.R.S.Employer Identification No.)


      6075 Poplar Avenue, Suite 401,
          Memphis, Tennessee                             38119
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(Address of principal executive offices)               (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-49861
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Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name Of Each Exchange On Which
Title Of Each Class To Be So Registered     Each Class Is To Be Registered
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None                                        None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
                    ---------------------------------------
                                (title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock--Common Stock" set forth in its preliminary prospectus dated June 8, 1998 included in Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-49861), filed with the Securities and Exchange Commission on June 8, 1998 which information is qualified in its entirety by reference to the Registrant's Charter and Bylaws, each of which is attached as an Exhibit hereto. The section "Description of Capital Stock--Common Stock," to be included in a form of prospectus which will subsequently be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement.


ITEM 2.  EXHIBITS

     3.1 Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-49861) of the Registrant, as amended)

     3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-49861) of the Registrant, as amended)

     4.1  Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.1 to the Registration Statement on Form S-1 (File No. 333-49861) of the Registrant)


                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MASTER GRAPHICS, INC.


                                       By: /s/John P. Miller
                                           ------------------------------------
                                       Name: John P. Miller
                                             ----------------------------------
                                       Title: CEO
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Date: June 8, 1998